Exhibit 99.2

Jamba Inc. announces Board of Directors Changes after 2010 Annual Stockholders’ Meeting

James D. White elected as Chairman Effective upon 2010 Annual Stockholders’ Meeting

EMERYVILLE, Calif., March 9, 2010–Jamba, Inc. (NASDAQ:JMBA) today announced that the Board of Directors has elected James D. White, President and Chief Executive Officer, Jamba, Inc., to the additional position of Chairman, effective upon his re-election as a Director at the 2010 Annual Stockholders’ Meeting. He will succeed Steven R. Berrard, who has served as Chairman since 2005 and who will serve out the remainder of his term through the 2010 Annual Stockholders’ Meeting.

“This past year has been transformative for Jamba,” said Mr. White. “We’re implementing a turnaround plan that is moving Jamba from a made-to-order smoothie company to a healthy, active lifestyle company that offers a menu of great tasting foods and beverages as well as a range of Jamba-branded consumer products. Steve has worked closely with me each step of the way and his strategic insights will guide me well into the future. I want to personally thank him on behalf of all of Jamba for his considerable contributions to our success.”

“As Jamba investors may recall, I committed to get actively involved in management to protect and enhance long-term shareholder value. I’m pleased to say that our hard work and efforts to cut costs and re-focus the business plan on achieving Jamba’s true potential are starting to payoff,” commented Mr. Berrard. “I also committed to identifying the right leadership to guide Jamba into the future and I’m very pleased that the turnaround process and achievements we initiated have continued under James’ leadership. I feel the Company is in great hands, which gives me the confidence that my desire to retire from the Board at the Annual Meeting is the right one and gives me the opportunity to devote more time to my family and other business activities.”

Mr. Berrard’s term as a Director ends at the 2010 Annual Stockholders’ Meeting. In addition, the terms of two other board members, Thomas C. Byrne and Ramon Martin-Busutil, end at the 2010 Annual Stockholders’ Meeting.

“Steve, Tom, and Ramon played a critical role in assuming active management and direction of Jamba during an interim period in 2008. Their contributions were invaluable to Jamba’s future. Their commitment was total. They worked tirelessly to help create our BLEND plan which still guides our revitalization,” concluded Mr. White.

The Company said its seven other current board members, including Mr. White, have all been nominated for re-election at the 2010 Annual Stockholders’ Meeting in May. In addition, Lesley H. Howe has been appointed to the newly created role of Lead Director, effective upon his re-election as a Director at the 2010 Annual Stockholders’ Meeting.

Mr. White joined Jamba in December, 2008. Previously, he was Senior Vice President of Consumer Brands for Safeway Stores with responsibility for brand strategy, innovation, manufacturing and commercial sales and was Senior Vice President of Business Development in North America at the Gillette Company. He also held executive and management positions with Nestle Purina Petcare Company and the Coca-Cola Company.

Mr. Berrard is Co-Founder and Managing Partner of New River Capital Partners, a private equity fund, and serves as Chief Executive Officer of Swisher International, an industry leader in hygiene solutions and products. He currently serves on the board of Walter Management Investment Corporation. He co-founded and worked, until 1999, as Co-Chief Executive of AutoNation, Inc. He also served as Vice Chairman of Blockbuster Entertainment.

Mr. Byrne is also Co-Founder and Managing General Partner of New River Capital Partners. He previously served as Vice-Chairman of Blockbuster when it was a division of Viacom.

Mr. Martin-Busutil spent over 20 years in top management and leadership positions in the business community. He served as President of International Blockbuster and Cadbury Schweppes Europe. Previously, he held several management positions with General Foods Corporation.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and California Flatbreads™, and a variety of baked goods and snacks. As of December 29, 2009, Jamba Juice had 739 locations consisting of 478 company-owned and operated stores and 261 franchise stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jambajuice.com or call 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

For Jamba, Inc.

Don Duffy

203-682-8200

investors@jambajuice.com